EXHIBIT (21)
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        SUBSIDIARIES OF THE REGISTRANT AS OF APRIL 4, 1996

                                     STATE/PROVINCE   COUNTRY
                                     -------------- ------------
CPI Corp.                                Delaware   United States

  Consumer Programs Holding, Inc.        Delaware   United States

    Consumer Programs, Incorporated      Missouri   United States

        CPI Images L.L.C.                Missouri   United States
          d/b/a Sears Portrait Studios

        CPI Management Services L.L.C.   Missouri   United States
          d/b/a Sears Portrait Studios
          d/b/a Image Explosion

        CPI Properties L.L.C.            Missouri   United States

        Consumer Programs Partner,Inc.   Delaware   United States

    Fox Photo, Inc.                      Delaware   United States
      d/b/a CPI Photo Finish One
              Hour Photo
      d/b/a CPI Photo Finish One
              Hour Photo, Inc.
      d/b/a Fox Photo 1-Hour Lab
      d/b/a Fox Photo 1-Hour Lab, Inc.

        Fox Photo Partner, Inc.          Delaware   United States


    Proex Photo Systems, Inc.            Missouri   United States
      d/b/a Proex Portrait & Photo
      d/b/a Proex Photo & Lab
      d/b/a Proex Photo
      d/b/a Mainstreet Portraits

    CPI Prints Plus, Inc.                Delaware   United States

        Ridgedale Prints Plus, Inc.      Minnesota  United States
          d/b/a Prints Plus

            Prints Plus, Inc.            California United States
              d/b/a Prints Plus
              d/b/a Prints & Posters
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SUBSIDIARIES OF THE REGISTRANT AS OF APRIL 4, 1996 (CONTINUED)


                                     STATE/PROVINCE   COUNTRY
                                     -------------- -------------
    CPI Technology Corp.                Missouri    United States

  CPI Corp. Canada                      Ontario     Canada
      d/b/a Sears Portrait Studios


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